UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2013

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street, Suite 100 Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 31, 2013, LogMeIn, Inc. (the “Company”) announced its first dedicated social channels for the investment community. Investors and analysts should note that while the Company will continue to announce information about its business to its investors using its Investor Relations website (https://investor.logmein.com/), periodic SEC filings, press releases, public conference calls and webcasts, information about the Company and its business may also be announced via posts on its dedicated social media channels. It is possible that the information posted on the Company’s social media channels could be deemed to be material information. Therefore, the Company strongly encourages its investors, the media, and others interested in following the Company to review the information posted on the social media channels listed below:

•	LogMeIn’s investor blog: http://blog.logmein.com/category/investors

•	LogMeIn’s IR feed on Twitter: https://twitter.com/LogMeInIR

This list may be updated from time-to-time on the Company’s Investor Relations website. For additional information, please see the full text of the press release issued in connection with this announcement, which has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release entitled “LogMeIn Introduces Investor-focused Social Channels,” issued by the Company on December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: December 31, 2013	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “LogMeIn Introduces Investor-focused Social Channels,” issued by the Company on December 31, 2013.

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